Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of October 1996
Distribution Date of November 15, 1996

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $35,082,641.40
Beginning Pool Factor                       0.1047235

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $3,389,100.92
  Interest Collected                      $257,941.06

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $96,731.28
Total Additional Deposits                  $96,731.28

Repos/Chargeoffs                          $151,871.25
Aggregate Number of Notes Charged Off              35

Total Available Funds                   $3,375,153.38

Ending Pool Balance                    $31,910,289.11
Ending Pool Factor                          0.0952539

Servicing Fee                              $29,235.53

Repayment of Servicer Advances            $368,619.88

Reserve Account:
  Beginning Balance                     $6,729,435.94
  Target Percentage                              7.50%
  Target Balance                        $2,393,271.68
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                       $(29,384.98)
  Ending Balance                        $6,700,050.96

Current Weighted Average APR:                   8.522%
Current Weighted Average
  Remaining Term (months):                      15.08

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             337,492.09      243
    31-60 days                              46,665.73       46
    60+ days                                20,126.44       16

    Total                                  404,284.26      262

  Balances:  60+ days                      228,393.91       16

Memo Item - Reserve Account
  Prior Month                           $6,700,050.96
  Invest. Income                            29,384.98
    Beginning Balance                   $6,729,435.94

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of October 1996

                                                               NOTES
                                                     CLASS A-1
                                      TOTAL        (MONEY MARKET)    CLASS A-2       CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77  $127,300,000.00  $195,976,000.00   $11,726,547.77
 Distribution Percentages                                100.00%           95.50%            4.50%
 Turbo Percentages                                       100.00%            0.00%            0.00%
 Coupon                                                   3.475%           4.475%           4.800%

Beginning Pool Balance           $35,082,641.40
Ending Pool Balance              $31,910,289.11

Collected Principal               $3,020,481.04
Collected Interest                  $257,941.06
Liquidation Proceeds/Recoveries      $96,731.28
Charge-Offs                         $151,871.25
Servicing                            $29,235.53

  Total Collections Available
    for Debt Service              $3,345,917.85

Beginning Balance                $23,832,303.66            $0.00   $20,379,916.87    $3,452,386.79

Interest Due                         $89,809.66            $0.00       $76,000.11       $13,809.55
Interest Paid                        $89,809.66            $0.00       $76,000.11       $13,809.55
Principal Due                     $3,172,352.29            $0.00    $3,029,596.44      $142,755.85
Principal Paid                    $3,172,352.29            $0.00    $3,029,596.44      $142,755.85
Turbo Principal                           $0.00            $0.00            $0.00            $0.00

Ending Balance                   $20,659,951.37            $0.00   $17,350,320.44    $3,309,630.93
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.0885328838     0.2822340383

Total Distributions               $3,262,161.95            $0.00    $3,105,596.55      $156,565.40

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00            $0.00

Excess Servicing                     $83,755.90

Beginning Reserve Account Balance $6,729,435.94
(Release)/Draw                      $(29,384.98)
Ending Reserve Account Balance    $6,700,050.96

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of October 1996

Trigger Events:   A) Loss Trigger
                  B) Delinquency Trigger
                  C) Noteholders Percent Trigger

                                  5               4               3                2                1
                              June 1996       July 1996        Aug 1996         Sep 1996         Oct 1996

Beg. Pool Balance         $48,331,618.78   $44,543,063.97   $41,075,940.61   $37,836,410.79   $35,082,641.40

A) Loss Trigger:
Principal of Contracts
  Charged off                 $26,549.35        $7,217.12      $113,600.14          $724.85      $151,871.25
Recoveries                    $83,345.75       $16,367.00            $0.00       $27,912.85       $96,731.28

Total Charged off
  (Months 5,4,3)             $147,366.61
Total Recoveries
  (Months 3,2,1)              124,644.13
Net Loss/(Recoveries)
  for 3 Mos.               $   22,722.48(a)

Total Balance
  (Months 5,4,3)         $133,950,623.36(b)

Loss Ratio [(a/b)(12)]           0.2036%

Trigger:  Is Ratio> 1.5%              No

B) Delinquency Trigger:
   Balance delinquency
    60+ days                                                    $95,504.83      $269,727.97      $228,393.91
   As % of Beginning
    Pool Balance                                                  0.23251%         0.71288%         0.65102%
   Three Month Average                                            0.47161%         0.53348%         0.53213%

Trigger:  Is Average> 2.0%            No

C) Noteholders Percent Trigger:  2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial Aggregate
   Receivables Balance

Trigger:  Is Minimum < 1.0%           No

  Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer